Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ocugen, Inc. of our report dated March 5, 2025 relating to the financial statements which appears in Ocugen Inc.'s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 5, 2025